UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2015

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Director

On September 24, 2015, the company’s board of directors elected Ronald R. Booth as an independent director of the company and appointed him as a member of the board’s audit committee. Mr. Booth’s initial term will begin at the next scheduled meeting of the board of directors, which is expected to be in December 2015.

Ronald R. Booth was employed by KPMG, LLP, an international public accounting firm, where he worked from 1973 until his retirement in September 2009 and where he served as an audit partner beginning in June 1984. During his 36-year tenure with KPMG, Mr. Booth provided audit and business advisory services to clients in various industries, including the manufacturing, retail, distribution and transportation industries. Mr. Booth holds a B.S. in Accounting from Iowa State University. Mr. Booth also served as treasurer and a director for Habitat for Humanity of Minnesota, a not-for-profit organization, from 2009 through June 2015.

Pursuant to the company’s amended and restated certificate of incorporation and bylaws, the company’s board of directors has the power to increase the authorized number of directors and fill vacancies on the board arising from any such newly created directorship by the affirmative vote of a majority of the directors serving at the time of the increase. On September 24, 2015, the company’s board of directors increased the size of the board from six members to seven members and elected Ronald R. Booth as a new director. There is no arrangement or understanding between Mr. Booth and any other persons pursuant to which Mr. Booth was selected as a director of the company. Mr. Booth does not have any direct or indirect material interest in any existing or currently proposed transaction to which the company is or may become a party.

As a non-employee director, Ronald R. Booth will be paid an annual board retainer of $26,000. The company generally pays non-employee directors a fee of $1,500 for each board meeting attended, $750 for each committee meeting attended, and reimburses them for out-of-pocket expenses of attending meetings. In addition, Mr. Booth will be eligible to receive an automatic grant of 1,000 shares of common stock annually upon re-election to the board by the stockholders, beginning with the 2016 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: September 28, 2015	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and Chief Financial Officer

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